Exhibit 99.1

Contact:
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Trinity Learning Corporation
Douglas Cole, CEO, (510) 540-9300
1831 Second Street
Berkeley, California, 94710
Stock Symbol (OTC: TTYL)


                 Trinity Learning Corporation and PRIMEDIA Inc.
                        Announce Asset Purchase Agreement


Berkeley, CA, April 4, 2005 - Trinity Learning Corporation (OTC: TTYL) announced today that it has completed an asset purchase agreement with PRIMEDIA Inc. (NYSE:PRM), the leading targeted media company. Trinity Learning, a publicly-held learning company specializing in workplace learning and certification, has acquired certain assets related to PRIMEDIA's Workplace Learning division (PWPL). No terms or conditions were disclosed.

Trinity Learning will acquire assets, including content libraries, trademarks, brands, intellectual property, databases, and physical assets. Included in the sale are certain video production and distribution capabilities used to deliver integrated learning solutions to professionals in the homeland security, healthcare, industrial, fire & emergency, government, law enforcement and private security markets currently served by PWPL.

Doug Cole, CEO of Trinity Learning, stated, "We are very excited to acquire these operating assets from PRIMEDIA. This transaction is a major step in our announced strategy to focus on workplace learning and certification services in North America. We were attracted to the innovative content, custom solutions, technology and "any time/anywhere" delivery training programs. We are also excited to add to our company the workplace learning professionals located in the Carrollton, Texas office and production facility that will become Trinity Learning's primary North American content production, distribution, and customer service center."

This transaction follows on PRIMEDIA's announcement in September 2004 that it was exploring strategic options for its Workplace Learning Division. Along with the sale on March 31st of Bankers Training & Consulting Company, the financial services division of PWPL, this transaction completes PRIMEDIA's divestiture of PWPL. As previously announced, PRIMEDIA will retain its Interactive Medical Networks division.

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Trinity_PRIMEDIA
April 4, 2005
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About PRIMEDIA, INC.

PRIMEDIA (NYSE: PRM) is the leading targeted media company in the United States. With 2004 revenue of $1.3 billion, our properties comprise more than 200 brands that connect buyers and sellers in more markets than any other media company through our print publications, Web sites, events, newsletters and video programs in four business segments: Enthusiast Media, Consumer Guides, Business Information, and Education. PRIMEDIA Enthusiast Media includes more than 120 consumer magazines, with well-known brands such as Motor Trend, Automobile, Creating Keepsakes, In-Fisherman, Power & Motoryacht, Hot Rod, Snowboarder, Stereophile and Surfer. PRIMEDIA Consumer Guides is the #1 publisher and distributor of free consumer guides, with Apartment Guide, Auto Guide and New Home Guide. PRIMEDIA Business Information has more than 60 publications in 18 market sectors. PRIMEDIA Education includes Channel One and other educational products.


About Trinity Learning Corporation

Trinity Learning Corporation, a publicly held Utah corporation (OTCBB: TTYL), is a global learning company specializing in technology-enabled workplace learning and certification services for major customers in multiple global industries. Trinity Learning is achieving market presence in geographic markets worldwide by acquiring and integrating companies providing innovative workplace learning solutions in targeted regions and industry segments. Trinity Learning intends to increase market penetration and the breadth and depth of its products and services through additional acquisitions, licensing, strategic alliances, internal business development, and the expansion of sales offices around the world. For more information, visit www.trinitylearning.com.

FORWARD LOOKING STATEMENTS - DISCLAIMER - RISKS

This press release contains forward-looking statements, including statements about the expected growth and development of Trinity Learning's business, the business of Intense School, and the combined company's future financial and operating results, the timing, effects and any synergies that may result from the proposed merger. Statements herein which are not statements of historical fact are forward- looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of Trinity Learning Corporation and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, without limitation, the ability of the company to sustain customer interest in its core products. For a more detailed discussion of risk factors that affect our operating results, please refer to our SEC reports including our most recent reports on Form 10-KSB and Form 10-QSB.

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